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                                 EXHIBIT 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 033-84480 of Northbrook Life Insurance Company on Form S-1 of our report dated February 20, 1998 relating to the financial statements and financial statement schedule of Northbrook Life Insurance Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Chicago, Illinois
March 30, 1998


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